Exhibit 10.19

COURSERA, INC.

CONSULTANT AND PROPRIETARY INFORMATION

NONDISCLOSURE AGREEMENT

June 1, 2014

Coursera, Inc.

381 E. Evelyn Ave.

Mountain View, CA 94041

Andrew Ng:

The following contains all of the terms of my consulting agreement (the “Agreement”) with Coursera, Inc., a Delaware corporation (the “Company”), which term includes the Company’s subsidiaries), and supersedes all other understandings, oral or written, between us:

1. The amount of time I will spend as a consultant to the Company, the nature of the services provided (the “Services”), and my compensation are set forth on Exhibit A hereto.

2. I recognize that it is the express intention of the parties to this Agreement that I work as an independent contractor, and not as an employee, agent, joint venturer, or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and myself.

3. I recognize that I will have no authority to act on or enter into any contract or understanding, incur any liability, or make any representation on behalf of the Company without first obtaining specific written instructions from an authorized officer of the Company.

4. I recognize that I am solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers’ compensation insurance. I agree to defend, indemnify, and hold harmless the Company from any and all claims made by an entity on account of an alleged failure by me to satisfy any such tax or withholding obligation.

5. I will supply any tools and equipment necessary to perform the Services.

6. Should I, in my sole discretion, deem it necessary to employ assistants to aid me in the performance of the Services, I agree that the Company will not direct, supervise, or control in any way such assistants in their performance of Services. I further agree that such assistants are employed solely by me, and that I alone am responsible for providing workers’ compensation insurance for my employees, for paying the salaries and wages of my employees, and for ensuring that all required tax withholdings are made. I further represent and warrant that I maintain workers’ compensation insurance coverage for my employees and acknowledge that I alone have responsibility for such coverage.

7. I will defend, indemnify, and hold harmless the Company from any and all loss, liability, damage, claims, demands, or suits and related costs and expenses to persons or property that arise, directly or indirectly, from my acts or omissions, or from the breach of any term or condition of this Agreement attributable to me or my agents.

8. I recognize that the Company is engaged in a continuous program of research, development, and production respecting its business. The Company possesses or has rights to information that has been created, discovered, developed, or otherwise become known to the Company (including information developed by, discovered by, or created by me which arises out of my consulting relationship with the Company) and has commercial value in its business (“Proprietary Information”). For example, Proprietary Information includes, but is not limited to, software programs, other computer programs and copyrightable material, technical drawings, product ideas, trade secrets, concepts for resolving software development issues, data and know-how, inventions (whether patentable or not), improvements, marketing plans, and customer lists.

9. I understand that my consulting relationship creates a relationship of confidence and trust between me and the Company with respect to any: (i) Proprietary Information; and (ii) confidential information applicable to the activities of any content provider, distribution partner, or customer of the Company or other entity with which the Company does business that I learn in connection with my consulting relationship. At all times, both during my consulting relationship with the Company and after its termination, I will keep in confidence and trust all such information, and I will not use or disclose any such information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company. This obligation shall end whenever such information enters the public domain and is no longer confidential or proprietary through no improper action or inaction by me.

10. In addition, I hereby agree:

(a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my services as a consultant with the Company and after its termination, I will keep all Proprietary Information in confidence and trust, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

(b) All documents or other media, records, apparatus, equipment, and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by me or others in connection with my consulting relationship shall be and remain the sole property of the Company. I shall return and deliver all such property of the Company immediately as and when requested by the Company. I shall return and deliver all such property (including any copies thereof) upon request and, even without any request, upon termination of my consulting.

(c) During my consulting relationship, I will not engage in any business activity that is related to the subject matter of my consulting with the Company.

(d) I will promptly disclose to the Company all improvements, inventions, works of authorship, trade secrets, computer programs, designs, formulas, mask works, ideas, processes, techniques, know-how and data, whether or not patentable (“Inventions”), that relate to the subject matter of my consulting and which are conceived, developed, or learned by me, either alone or jointly with others, during the term of my consulting relationship.

(e) During the term of my consulting and for twelve (12) months thereafter, I will not solicit any employee of the Company to leave the Company for any reason or to devote less than all of any such employee’s efforts to the affairs of the Company.

(f) All Inventions that I conceive, develop, or learn (in whole or in part, either alone or jointly with others) in connection with the performance of my consulting for the Company or that use the Company’s Proprietary Information shall be the sole property of the Company and its assigns (and to the extent permitted by law shall be works made for hire). The Company and its assigns shall be the sole owner of all trade secret rights, patents, copyrights, and other rights anywhere in the world in connection therewith, and I hereby assign to the Company any rights I may have or acquire in such Inventions.

(g) With regard to Inventions described in (f) above, I will assist the Company or its assigns in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights, or other rights on the Inventions in any and all countries, and to that end I will execute all appropriate documents. This obligation shall continue beyond the termination of my consulting relationship, but the Company shall then compensate me at a reasonable rate for time spent. If the Company is unable for any reason whatsoever to secure my signature to any such document (including renewals, extensions, continuations, divisions, or continuations in part), I hereby irrevocably designate and appoint the Company, and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and on my behalf and instead of me, but only for the purpose of executing and filing any such documents and doing all other lawfully permitted acts to accomplish the foregoing with the same legal force and effect as if done by me.

(h) As a matter of record I attach hereto (as Exhibit B) a list of existing inventions or improvements relevant to the subject matter of my consulting relationship with the Company that have been made or conceived or first reduced to practice by me alone, or jointly with others, prior to my services as a consultant to the Company that I desire to remove from the operation of this Agreement, and I covenant that such list is complete.

(i) I represent that execution of this Agreement, my consulting relationship with the Company, and my performance of my proposed duties to the Company in the development of its business will not violate any obligations I may have to any person or entity, including the obligation to keep confidential any proprietary information of that person or entity. I have not entered into any agreement in conflict with this one.

11. This Agreement shall be effective as of the first day of my consulting relationship with the Company and shall benefit the Company, its successors and assigns.

12. This Agreement may be terminated by either the Company or myself at any time by giving five (5) days’ prior written notice of termination. Such notice may be given at any time for any reason, with or without cause. Termination of this Agreement will not affect the obligations of either party arising out of events or circumstances occurring prior to such termination.

13. This Agreement shall not be assignable by either the Company or myself without the express written consent of the other party.

14. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

15. I agree that the covenants and obligations contained in this Agreement relate to special, unique, and extraordinary matters and that a violation of any of such covenants or obligations may cause the Company irreparable injury for which adequate remedy at law will not be available; and, therefore, that upon any such breach of any such covenant or obligation, or any threat thereof, the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief in addition to whatever remedies they might have at law.

Accepted and agreed to:

/s/ Andrew Ng
Consultant Signature

Andrew Ng
Print Name

Coursera, Inc.
Print Address

By:	/s/ David Liu
Title:	General Counsel	City, State, ZIP

SSN or Tax ID

EXHIBIT A

1.	Duties and Responsibilities

You will serve as an advisor to and evangelist for the Company.

2.	Compensation

Continued vesting under your previously-executed Stock Restriction Agreement with the Company

Payment of $1 per annum

3.	Reimbursement of Expenses

Any reasonable expenses for items required to complete your duties and responsibilities with approval from the CEO or his delegate.

EXHIBIT B

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

The following is a list of existing inventions or improvements relevant to the subject matter of my consulting with Coursera, Inc. that I desire to expressly clarify are not the subject of the Consultant and Proprietary Information Nondisclosure Agreement.

Title	Date	Identifying Number or Brief Description

☒  No inventions or improvements

☐  Additional Sheets Attached

Signature of Consultant: /s/ Andrew Ng

Print Name of Consultant: Andrew Ng

Date: 6/11/2014

I propose to bring to my consulting the following materials and documents of a third party:

☒  No materials or documents

☐  See below: